                                                                     EXHIBIT 4.2




                             FIRST TERMS SUPPLEMENT

                                     to the

                             MASTER TRUST INDENTURE

                            dated as of June 1, 1996

                                     between

                        NELLIE MAE EDUCATION LOAN TRUST,
                                    as Issuer

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                              as Indenture Trustee


                            Dated as of June 1, 1996



                                     Issuing

                                  $115,800,000


                               ASSET-BACKED NOTES

                                  SERIES 1996-A

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
         ARTICLE 1         DEFINITIONS..........................................................................  2
                  SECTION 1.1.  Definitions and Usage...........................................................  2

         ARTICLE 2         AUTHORIZATION, TERMS AND ISSUANCE....................................................  3
                  SECTION 2.1.  Authorization of Series 1996-A Notes............................................  3
                  SECTION 2.2.  Purposes........................................................................  3
                  SECTION 2.3.  Terms of Series 1996-A Notes Generally..........................................  4
                  SECTION 2.4.  Determination of Interest Rate on the Series 1996-A Notes.......................  4

         ARTICLE 3         PAYMENT OF THE SERIES 1996-A NOTES PRIOR TO MATURITY.................................  5
                  SECTION 3.1.  Payment of the Series 1996-A Notes Prior to Maturity............................  5

         ARTICLE 4         DISPOSITION OF PROCEEDS..............................................................  6
                  SECTION 4.1.  Establishment of Subaccounts....................................................  6
                  SECTION 4.2.  Disposition of Proceeds.........................................................  6

         ARTICLE 5         MISCELLANEOUS........................................................................  7
                  SECTION 5.1.  First Terms Supplement..........................................................  7
                  SECTION 5.2.  Counterparts....................................................................  7
                  SECTION 5.3.  Security Agreement..............................................................  7
                  SECTION 5.4.  Governing Law...................................................................  7
                  SECTION 5.5.  Ratification of Master Indenture................................................  7

         EXHIBIT A         FORM OF SERIES 1996-A NOTE...........................................................A-1
         EXHIBIT B         CERTIFICATE AS TO FINANCED LOANS.....................................................B-1

                             FIRST TERMS SUPPLEMENT


         THIS FIRST TERMS SUPPLEMENT, dated as of June 1, 1996, between NELLIE MAE EDUCATION LOAN TRUST, a Massachusetts business trust, (the "Issuer" or the "Trust") acting through FLEET NATIONAL BANK, a national banking association, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company as indenture trustee (the "Indenture Trustee"), under a Master Trust Indenture dated as of June 1, 1996 (the "Master Indenture").


                              PRELIMINARY STATEMENT

         Section 2.4 of the Master Indenture provides, among other things, that the Issuer, as provided in the Trust Agreement, and the Indenture Trustee may enter into an indenture supplemental to the Master Indenture for the purpose of authorizing a Series of Notes and to specify certain terms of such Series of Notes. The Issuer has duly authorized the creation of a Series of Notes in an aggregate principal amount not to exceed $115,800,000 to be known as the Issuer's Asset-Backed Notes, Series 1996-A (the "Series 1996-A Notes"), and the Issuer and the Indenture Trustee are executing and delivering this First Terms Supplement in order to provide for the Series 1996-A Notes. Except as otherwise specified herein, or as the context may require, capitalized terms used but not defined herein are defined in the Master Indenture.


                                GRANTING CLAUSES

         The Issuer hereby grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 1996-A Notes, and any Series of Notes that may be issued hereafter, all of the Issuer's right, title and interest in and to
(a) the 1996 Financed Loans listed in Schedule A to the Sales Agreement (as such Schedule may be amended from time to time including, but not limited to, by the purchase by the Trust during the Funding Period of any Additional Financed Loans) and all obligations of the obligors thereunder, and all written communications and payments received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearance), on and after April 30, 1996 (the "Initial Cut-Off Date") (or, with respect to the Additional Financed Loans, on and after the applicable date (each a "Subsequent Cut-off Date")), (b) all funds on deposit from time to time in the Trust Funds and Accounts (other than the Certificate Fund) and in all investments and proceeds thereof (including all income thereon) and (c) all proceeds of the foregoing, including without limitation, proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Such grants are made, however, in trust, to secure the Series 1996-A Notes and any Series of Notes issued hereafter, equally and ratably without prejudice, priority or distinction, between any Note and any other Note by reason of difference in time of issuance or otherwise except to the extent otherwise described herein or in the Master Indenture, and to secure (i) the payment of all amounts due on the Series 1996-A Notes and any Series of Notes issued hereafter, as such amounts become due in accordance with their terms, (ii) the payment of all other sums payable under the Master Indenture or this First Terms Supplement with respect to the Series 1996-A Notes and any Series of Notes issued hereafter, and (iii) compliance with the provisions of the Master Indenture and this First Terms Supplement with respect to the Series 1996-A Notes and any Series of Notes issued hereafter, all as provided in the Master Indenture and this First Terms Supplement.

         The Indenture Trustee acknowledges such grants, accepts the trusts hereunder in accordance with the provisions hereof and of the Master Indenture and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Series 1996-A Notes and any Series of Notes issued by the Issuer hereafter may be adequately and effectively protected.


                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS AND USAGE. Unless the context shall clearly indicate some other meaning or may otherwise require, capitalized terms not defined herein are defined in Exhibit A to the Master Indenture which also contains rules as to construction that are applicable herein.

         "A-1 Notes" shall mean the Series 1996-A Notes that mature on December 15, 2004.

         "A-2 Notes" shall mean the Series 1996-A Notes that mature on December 15, 2018.

         "A-1 Notes Spread" shall mean 0.17 percent (0.17%), or such other amount as may be determined from time to time in accordance with Section 2.4 hereof.

         "A-2 Notes Spread" shall mean 0.26 percent (0.26%), or such other amounts as may be determined from time to time in accordance with Section 2.4 hereof.

         "Closing Date" shall mean with respect to the Series 1996-A Notes, July 12, 1996, the date of initial issuance and delivery of the Series 1996-A Notes hereunder.

         "Debt Service Reserve Requirement" shall mean an amount equal to the greater of (i) two percent (2%) of the aggregate principal amount Outstanding of the Series 1996-A Notes and the Class 1996-A Certificates or (ii) $500,000.

         "Deferred Interest" shall have the meaning set forth in Section 2.4 hereof.

         "1996 Financed Loans" shall mean the Financed Loans purchased with the proceeds of the Series 1996-A Notes and the Class 1996-A Certificates.

         "Funding Period" shall mean the period beginning on the Closing Date and ending on the first to occur of (a) the Distribution Date on which the amount on deposit in the 1996-A Subaccount in the Pre- Funding Account (after giving effect to any transfers therefrom on or prior to such Distribution Date) is less than $100,000, (b) the date on which an Event of Default occurs under the Indenture, (c) the date on which an Event of Termination occurs under the Sales Agreement, (d) the date on which an Insolvency Event occurs with respect to the Seller or (e) the close of business on January 10, 1997.

         "Initial Cut-off Date" shall mean, with respect to the Series 1996-A Notes, April 30, 1996.

         "Initial Period" shall mean, as to a Class of the Series 1996-A Notes, the period commencing on the Closing Date and continuing through August 15, 1996 with respect to the A-1 Notes, and August 15, 1996 with respect to the A-2 Notes.

         "Initial Rate" shall mean a rate equal to 5.6739% for the A-1 Notes, and a rate equal to 5.7639% for the A-2 Notes.

         "Initial Rate Adjustment Date" shall mean (i) with respect to the A-1 Notes, August 15, 1996 and (ii) with respect to the A-2 Notes, August 15, 1996.

         "Interest Period" shall mean, with respect to a Class of Series 1996-A Notes, the applicable Initial Period and thereafter each period commencing on a Rate Adjustment Date for such Class of Series 1996-A Notes and ending on the day before (i) the next Rate Adjustment Date for such Class or (ii) the Maturity Date of such Class, as applicable.

         "Maturity Date" shall mean December 15, 2004 with respect to the A-1 Notes; and December 15, 2018 with respect to the A-2 Notes.

         "Net Loan Rate" shall mean the weighted average interest rate on the 1996 Financed Loans less one and eight-tenths percent (1.8%).

         "Note Interest Rate" shall mean each variable rate of interest per annum borne by a Class of the Series 1996-A Notes for each Interest Period as determined in accordance with the provisions of Section 2.4 hereof.

         "Primary Parity Trigger" shall mean, as of any date of determination, an amount (expressed as a percentage) equal to the sum of (i) the Balances then on deposit in all Funds and Accounts hereunder (excluding Balances attributable to principal of or accrued interest on Defaulted Loans) and (ii) amounts on deposit in the lockbox account held by the Servicer and allocable to the 1996 Financed Loans, divided by an amount equal to the principal amount of all Notes then Outstanding plus all accrued and unpaid interest thereon plus any unpaid portion of the Administration Requirement. The Primary Parity Trigger shall be calculated by the Administrator as of the date of the information contained in the then most recent report of the Servicer provided by the Issuer to the Indenture Trustee.

         "Rate Adjustment Date" shall mean the date on which a Note Interest Rate is effective and the date of commencement of each related Interest Period.

         "Rate Determination Date" shall mean the second Business Day immediately preceding the Rate Adjustment Date for such Interest Period.

         "Secondary Parity Trigger" shall mean, as of any date of determination, an amount (expressed as a percentage) equal to the sum of (i) the Balances then on deposit in all Funds and Accounts hereunder (excluding Balances attributable to principal of or accrued interest on Defaulted Loans) and (ii) amounts on deposit in the lockbox account held by the Servicer and allocable to the 1996 Financed Loans, divided by an amount equal to the principal amount of all Notes and Certificates then Outstanding plus all accrued and unpaid interest thereon plus any unpaid portion of the Administration Requirement. The Secondary Parity Trigger shall be calculated by the Administrator as of the date of the information contained in the then most recent report of the Servicer provided by the Issuer to the Indenture Trustee.

         "Terms Supplement" means this First Terms Supplement, as from time to time amended or supplemented.

                                    ARTICLE 2

                        AUTHORIZATION, TERMS AND ISSUANCE

         SECTION 2.1. AUTHORIZATION OF SERIES 1996-A NOTES. There is hereby authorized the borrowing of funds, and to evidence such borrowing there are hereby authorized two Classes of Series 1996-A Notes (collectively, the "Series 1996-A Notes"), designated (i) the "Nellie Mae Education Loan Trust Asset-Backed Notes Series 1996-A, Class A-1" (the "A-1 Notes") in the aggregate principal amount of $67,000,000, and (ii) the "Nellie Mae Education Loan Trust Asset-Backed Notes, Series 1996-A, Class A-2" (the "A-2 Notes") in the aggregate principal amount of $48,800,000, which Classes shall mature on the dates set forth in Section 2.3 below.

         SECTION 2.2. PURPOSES. The Series 1996-A Notes are authorized to finance the acquisition by the Issuer of 1996 Financed Loans, and to make deposits to the Trust Funds and Accounts required hereby.

         SECTION 2.3. TERMS OF SERIES 1996-A NOTES GENERALLY. The Series 1996-A Notes shall be issued in fully registered form, in substantially the form set forth in Exhibit A hereto with such variations, omissions and insertions as may be required by the circumstances, as may be required or permitted by the Master Indenture and this First Terms Supplement, or to be consistent with the Master Indenture and this First Terms Supplement and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

         The Series 1996-A Notes may be issued only in Authorized Denominations. The Series 1996-A Notes shall be dated as of the Closing Date. Each Class of Notes shall mature on the following Maturity Dates:

                                                      Stated
           Class             Amount                  Maturity
            A-1           $67,000,000             December 15, 2004
            A-2           $48,800,000             December 15, 2018

The A-1 Notes shall be numbered in consecutive numerical order from A-1-1 upwards. The A-2 Notes shall be numbered in consecutive numerical order from A-2-1 upwards. Each Class of Series 1996-A Notes shall be subject to prepayment and mandatory distributions of principal prior to maturity as provided in
Article 3 hereof.

         Principal of each Series 1996-A Note shall be payable on its Maturity Date, unless earlier paid as provided herein. Each Series 1996-A Note shall bear interest at a rate determined in accordance with the provisions and subject to the limitations set forth in Section 2.4 hereof. Interest shall accrue on the principal amount from time to time Outstanding until the principal of such Series 1996-A Note has been paid in full or payment has been duly provided for, as the case may be, and shall accrue from the later of the Closing Date or the most recent Distribution Date to which interest has been paid or duly provided for in full and shall be computed on the basis set forth in Section 2.4 hereof. Interest on the Series 1996-A Notes shall be paid on each Distribution Date (except to the extent that moneys are not available to pay Deferred Interest) and on each date of payment or prepayment of principal thereof to the extent of interest accrued on the principal then being paid or prepaid.

         Payments of principal of and interest on each Series 1996-A Note shall be made by the Indenture Trustee from its Principal Corporate Trust Operations Office, in lawful money of the United States, and payment of interest of each Series 1996-A Note shall, if the Holder thereof holds $1,000,000 or more in aggregate principal amount of Series 1996-A Notes, be made by the deposit or wire transfer of immediately available funds to the credit of an account located within the United States specified by such Holder in duly executed instructions, with signature guaranteed in a manner satisfactory to the Indenture Trustee, delivered to the Indenture Trustee no less than ten (10) Business Days prior to the first Distribution Date for which such deposit or wire transfer of payment of interest is to be effective. If such instructions are not delivered to the Indenture Trustee by the Holder of $1,000,000 or more in aggregate principal amount of Series 1996- A Notes in accordance with this paragraph, and for all other Holders, payment of interest shall be made by check mailed on the applicable Distribution Date to the Holder's address as it appears on the books of registry maintained by the Indenture Trustee pursuant to Section 2.6 of the Master Indenture. Wire transfers to a Holder made pursuant to this Section 2.3 shall be made without expense to such Holder.

         SECTION 2.4. DETERMINATION OF INTEREST RATE ON THE SERIES 1996-A NOTES. The Series 1996-A Notes shall bear interest determined as provided in this
Section 2.4. During the Initial Period and each Interest Period thereafter, interest shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

         The Note Interest Rate to be borne by the Series 1996-A Notes during the Initial Period shall be the Initial Rate. The Note Interest Rate to be borne by the Series 1996-A Notes during each Interest Period thereafter shall be determined on each Rate Determination Date for each such Interest Period and shall be equal to the sum of the LIBOR Rate and, as to the A-1 Notes, the A-1 Notes Spread and, as to the A-2 Notes, the A-2 Notes Spread, provided, however, that the Note Interest Rate borne by the Series 1996-A Notes at any time shall not be greater than eighteen percent (18%) per annum. Such Note Interest Rate shall be determined by the Indenture Trustee and announced to the Issuer by written notice given in accordance with the Master Indenture on each Rate Determination Date. Such Note nterest Rate shall take effect on the Rate Adjustment Date immediately succeeding such Rate Determination Date.

         The determination of the Note Interest Rate by the Indenture Trustee shall be conclusive and binding on the Holders of the Series 1996-A Notes, the Issuer and the Indenture Trustee absent manifest error. If the Indenture Trustee shall fail to determine the Note Interest Rate for either Class of Series 1996-A Notes on any Rate Determination Date pursuant to the preceding sentence, the
Note Interest Rate most recently determined for such Class of Series 1996-A Notes shall remain in effect.

         Notwithstanding anything contained herein to the contrary, in the event that the Note Interest Rate on the Series 1996-A Notes for any Interest Period exceeds the applicable Net Loan Rate, the Noteholders will receive interest payments on the Series 1996-A Notes for such Interest Period in an amount equal to the applicable Net Loan Rate; the difference between the Note Interest Rate and, prior to the applicable Maturity Date, the applicable Net Loan Rate for such an Interest Period shall be deferred ("Deferred Interest") and paid to the Noteholders on the next succeeding Distribution Date on which funds are available therefor. On the last Business Day of each Interest Period, the Issuer shall notify the Indenture Trustee of the Net Loan Rate for such Interest Period.

         Notwithstanding the foregoing, the rate of interest on any Series 1996-A Note for the Initial Period or any Interest Period thereafter shall not be in excess of the maximum rate of interest which may be charged or collected by the Holder thereof pursuant to provisions of federal or state law applicable to such Holder.

                                    ARTICLE 3

              PAYMENT OF THE SERIES 1996-A NOTES PRIOR TO MATURITY

         SECTION 3.1.  PAYMENT OF THE SERIES 1996-A NOTES PRIOR TO MATURITY.

         (a) Mandatory Principal Distributions. In accordance with Section 3.1 of the Master Indenture, the Series 1996-A Notes are subject to mandatory principal distributions on each Distribution Date, but only at such times as there shall be amounts in excess of $5,000 in the 1996-A Subaccount within the Note Payment Account in the Note Fund. Principal of the A-2 Notes shall not be prepaid unless no A-1 Notes remain Outstanding.

         (b) Optional Purchase Prepayment. On any Distribution Date on or after which the Balance in the 1996-A Account in the Student Loan Portfolio Fund is equal to or less than ten percent (10%) of the Initial Pool Balance with respect to the 1996 Financed Loans, the Seller may repurchase all remaining 1996 Financed Loans at a price equal to the outstanding principal balance of the 1996 Financed Loans, plus accrued and unpaid interest. The proceeds of the sale of the remaining 1996 Financed Loans shall be credited to the 1996-A Subaccount in the Note Payment Account within the Note Fund and used on such Distribution Date to make mandatory principal distributions on the A-2 Notes, if any A-2 Notes remain Outstanding.


                                    ARTICLE 4

                             DISPOSITION OF PROCEEDS

         SECTION 4.1. ESTABLISHMENT OF SUBACCOUNTS. The following subaccounts and accounts are hereby established: (i) within the Cost of Issuance Account, the 1996-A Subaccount; (ii) within the Debt Service Reserve Fund, the 1996-A Debt Service Reserve Account; (iii) within the Acquisition Account, the 1996-A Subaccount; (iv) within the Pre-Funding Account, the 1996-A Subaccount; (v) within the Student Loan Portfolio Fund, the 1996-A Account; (vi) within the Revenue Fund, the 1996-A Account; (vii) within the Note Payment Account, the 1996-A Subaccount; (viii) within the Note Interest Account, the 1996-A Subaccount; and (ix) within the Administration Account, the 1996-A Subaccount.

         SECTION 4.2. DISPOSITION OF PROCEEDS. All proceeds of the issuance and sale of the Series 1996- A Notes, together with the proceeds of the issuance and sale of the 1996-A Certificates transferred to the Indenture Trustee pursuant to the First Trust Supplement, shall be deposited with the Indenture Trustee on the Closing Date and the Indenture Trustee shall apply such proceeds to the applicable Trust Funds, Accounts and Subaccounts designated for the Series 1996-A Notes as follows:

         (i) to the 1996-A Subaccount in the Cost of Issuance Account, the amount of $100,000;

         (ii) to the 1996-A Subaccount in the Note Interest Account, the amount of $750,000;

         (iii) to the 1996-A Debt Service Reserve Account, the amount of
               $926,250;

         (iv) to the 1996-A Subaccount in the Acquisition Account, the amount of $66,397,718; and

         (v) to the 1996-A Subaccount in the Pre-Funding Account, the amount of $54,523,282, constituting the remainder of the proceeds.

         The Indenture Trustee shall deposit to the credit of the 1996-A Subaccount of the Acquisition Account the amount required by this Section 4.2. Such amount shall be paid to or upon order of the Issuer on the Closing Date to finance Loans, upon receipt by the Indenture Trustee of a certificate from the Issuer in the form set forth in Exhibit B hereto. Any amount remaining in the 1996-A Subaccount of the Acquisition Account at the close of business on the Closing Date shall be credited to the 1996-A Subaccount in the Pre-Funding Account.

         The Indenture Trustee shall deposit to the credit of the 1996-A Subaccount in the Pre-Funding Account the amount required by this Section 4.2. Such amount shall be paid to or upon the order of the Issuer to finance Loans, upon receipt by the Indenture Trustee of a certificate from the Issuer in the form set forth in Exhibit B hereto.

         On November 15, 1996, any amounts credited to the 1996-A Subaccount in the Pre-Funding Account which have not been expended or committed for the purchase of Additional Loans as set forth in an Officer's Certificate of the Issuer shall be credited to the 1996-A Subaccount within the Note Payment Account in the Note Fund. Transfer of amounts in the 1996-A Subaccount in the Pre-Funding Account to the 1996-A Subaccount within the Note Payment Account may occur at any time during the Funding Period, if and to the extent that, the Issuer certifies to the Indenture Trustee, based upon a certification received by the Issuer from the Seller, that the amount of Loans originated or committed will be insufficient to utilize the entire amount deposited in the 1996-A Subaccount of the Pre-Funding Account.

         At the end of the Funding Period, any amounts remaining in the 1996-A Subaccount in the Pre- Funding Account shall be deposited in the 1996-A Subaccount within the Note Payment Account in the Note Fund.

         Pursuant to clause Eighth of Section 4.5(b) of the Master Indenture, from the funds remaining in the 1996-A Revenue Account, after the transfers required by clauses First through Seventh have been satisfied, an amount equal to one-twelfth of eighty hundredths percent (0.80%) of the principal of the Financed Loans Outstanding as of the end of the prior month shall be transferred to the Owner Trustee for distribution to the Depositor and NMI Education Loan Corporation, provided, however, that no such transfer shall occur if, after the transfers required by clauses First through Seventh have been satisfied, the Primary Parity Trigger is less than one hundred fourteen and seventy-eight hundredths percent (114.78%) or the Secondary Parity Trigger is less than one hundred five and seventy-four hundredths percent (105.74%) and provided, further, that if, after the transfers required by clauses First through Seventh have been satisfied, the Primary Parity Trigger is equal to or greater than one hundred twenty-five percent (125%), then any funds remaining in the 1996-A Revenue Account, after the transfers required by clauses First through Seventh have been satisfied, shall be transferred to the Owner Trustee for distribution to the Depositor and NMI Education Loan Corporation.

         Notwithstanding the provisions of Section 4.5(b) of the Master Indenture, if the Primary Parity Trigger is less than one hundred four percent (104%) after the transfer described in clause Second has been completed, then all remaining amounts shall be transferred to the 1996-A Subaccount within the Note Payment Account in lieu of the transfers described in clauses Third through Eleventh of such Section 4.5(b).

         Notwithstanding the provisions of Section 4.5(b) of the Master Indenture, if the Primary Parity Trigger is less than one hundred twelve and seventy-eight hundredths percent (112.78%) after the transfer described in clause Fourth has been completed, then all remaining amounts shall be transferred to the 1996-A Subaccount within the Note Payment Account in lieu of the transfers described in clauses Fifth through Eleventh of such Section 4.5(b).

                                    ARTICLE 5

                                  MISCELLANEOUS

         SECTION 5.1. FIRST TERMS SUPPLEMENT. This First Terms Supplement is adopted pursuant to the provisions of the Master Indenture.

         SECTION 5.2. COUNTERPARTS. This First Terms Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 5.3. SECURITY AGREEMENT. This First Terms Supplement constitutes a security agreement for the purposes of the Uniform Commercial Code.

         SECTION 5.4. GOVERNING LAW. This First Terms Supplement shall be governed by and construed in accordance with the laws of the Commonwealth.

         SECTION 5.5. RATIFICATION OF MASTER INDENTURE. As supplemented by this First Terms Supplement, the Master Indenture as so supplemented by this First Terms Supplement shall be read, taken and construed as one and the same instrument. Each addition to and amendment of the Master Indenture contained herein is solely for purposes of the Series 1996-A Notes, and shall have no effect on any other Series of Notes issued pursuant to the Master Indenture. If any term of this First Terms Supplement conflicts with any term of the Master Indenture, this First Terms Supplement shall control for purposes of the Series 1996-A Notes.

         IN WITNESS WHEREOF, the parties hereto have caused this First Terms Supplement to be duly executed as of the day and year first above written.


                                NELLIE MAE EDUCATION LOAN TRUST

                                By: Fleet National Bank,
                                       not in its individual capacity
                                       but solely as Owner Trustee



                                By:   /s/ Chi C. Ma
                                     ------------------------------------------
                                     Name:  Chi Ma
                                     Title: Assistant Vice President



                                STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee



                                By:   /s/ Patrick E. Thebado
                                     ------------------------------------------
                                     Name:  Patrick E. Thebado
                                     Title:  Assistant Vice President

                                                                       EXHIBIT A
No. [A-1  December 15, 2004]
    [A-2  December 15, 2018]

CUSIP No.

                         NELLIE MAE EDUCATION LOAN TRUST
                               ASSET-BACKED NOTES
                                  SERIES 1996-A

Dated:  July 12, 1996

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.


         NELLIE MAE EDUCATION LOAN TRUST, a Massachusetts business trust (the "Issuer"), hereby acknowledges itself indebted and, for value received, hereby promises to pay (but only out of the Indenture Trust Estate) to CEDE & CO. or registered assigns, upon presentation and surrender hereof on the Maturity Date (subject to prior prepayment and redemption as described herein), the principal sum of DOLLARS ($________________) in lawful money of the United States of America, and to pay interest thereon at the rates, on the dates and subject to the limitations as provided herein (but only out of said Indenture Trust Estate) in like lawful money. Unless otherwise defined in this Series 1996-A Note, capitalized terms used in this Series 1996-A Note shall have the respective meaning given to such terms in the Master Trust Indenture dated as of June 1, 1996 (the "Master Indenture"), as supplemented by the First Terms Supplement dated as of June 1, 1996 (the "First Terms Supplement" and together, the "Indenture") between the Issuer and State Street Bank and Trust Company, as Indenture Trustee.

         This 1996-A Note is one of a duly authorized issue of notes of the Issuer designated as "Nellie Mae Education Loan Trust Asset-Backed Notes, Series 1996-A", in the aggregate principal amount of $115,800,000 issued under the authority of the Trust Agreement dated as of June 1, 1996 between the Depositor and the Owner Trustee and pursuant to the Indenture. The Series 1996-A Notes are issued to finance the acquisition of 1996 Financed Loans, and to make certain deposits to the Trust Funds and Accounts.

         The Master Indenture provides for the issuance, from time to time, under the conditions, limitations and restrictions set forth therein, of additional Notes on a parity with all Series of obligations issued or to be issued under the Indenture, for the purpose of providing additional funds for the acquisition of additional Loans (said additional Notes, together with Series 1996-A Notes, being collectively referred to herein as the "Notes").

         The Series 1996-A Notes are being issued by means of a book-entry only system with one Series 1996-A Note certificate for each class and maturity of Series 1996-A Notes immobilized at The Depository Trust Company, New York, New York ("DTC"), not available for distribution to the public, and evidencing ownership of the Series 1996-A Notes in principal amounts of $1,000 of integral multiples thereof, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. Interest on this Series 1996-A Note and principal of this Series 1996-A Note, at maturity or upon earlier redemption, will be paid in New York Clearing House or equivalent next-day funds to Cede & Co., as nominee of DTC, as registered owner of this Series 1996-A Note. Transfer of principal and interest payments to participants of DTC is the responsibility of DTC; transfer of principal and interest payments to beneficial owners by participants of DTC will be the responsibility of such participants and other nominees of beneficial owners. The Series 1996-A Notes shall be registered in the form of one registered Series 1996-A Note for the aggregate principal amount of each maturity in the name of Cede & Co., as nominee of DTC, provided that if DTC shall request that the Series 1996-A Notes be registered in the name of a different nominee, the Indenture Trustee shall exchange all or any portion of the Series 1996-A Notes for an equal aggregate principal amount of Series 1996-A Notes registered in the name of such nominee or nominees of DTC. During any such period, no person other than DTC or its nominee shall be entitled to receive from the Issuer or the Indenture Trustee either a Series 1996- A Note or any other evidence of ownership of the Series 1996-A Notes, or any right to receive any payment in respect thereof unless DTC or its nominee shall transfer record ownership of all or any portion of the Series 1996-A Notes on the registration books maintained by the Indenture Trustee in connection with discontinuing the book-entry only system.

         So long as the Series 1996-A Notes or any portion thereof are registered in the name of DTC or any nominee thereof, the Issuer and the Indenture Trustee may treat DTC (or its nominee) as the sole and exclusive owner of the Series 1996-A Notes registered in its name for the purposes of payment of the principal of or interest on the Series 1996-A Notes, selecting the Series 1996-A Notes or portions thereof to be redeemed, giving any notice permitted or required to be given to Holders under the Indenture, registering the transfer of Series 1996-A Notes, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Issuer nor the Indenture Trustee shall be affected by any notice to the contrary. Neither the Issuer nor the Indenture Trustee shall have any responsibility or obligation to any participant in DTC, any person claiming a beneficial ownership in the Series 1996-A Notes under or through DTC or any such participant, or any other person not shown on the registration books of the Indenture Trustee as being a Holder, with respect to the Series 1996-A Notes, the accuracy of any records maintained by DTC or any such participant, the payment by DTC or any such participant of any amount in respect of the principal of or interest on the Series 1996-A Notes, any notice which is permitted or required to be given to Holders under the Indenture, the selection by DTC or any such participant of any person to receive payment in the event of a partial redemption of the Series 1996-A Notes or any consent given or other action taken by DTC as Holder.

         The book-entry only system for registration of the ownership of the Series 1996-A Notes may be discontinued at any time if DTC determines to resign as securities depository for the Series 1996-A Notes or the Indenture Trustee determines that continuation of the system of book-entry only transfers through DTC (or through a successor securities depository) is not in the best interests of the Holders. In either of such events (unless in the case of a determination by the Indenture Trustee, the Indenture Trustee, at the direction of the Issuer, appoints a successor securities depository), the Series 1996-A Notes shall be delivered in registered certificate form to such persons, and in such principal amounts (and in Authorized Denominations), as may be designated by DTC, but without any liability on the part of the Issuer or the Indenture Trustee for the accuracy of such designation. Whenever DTC requests the Issuer and the Indenture Trustee to do so, the Issuer and the Indenture Trustee shall cooperate with DTC in taking appropriate action after reasonable notice to arrange for another securities depository to maintain custody of certificates evidencing the Series 1996-A Notes.

         In the event of the discontinuance of the book-entry only system as provided herein, a replacement certificate for this Series 1996-A Note may be issued in accordance with the Indenture and such procedures as the Issuer and the Indenture Trustee shall deem appropriate.

         Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, and to all of the provisions thereof, to all of which provisions the registered owner of this Series 1996-A Note, by acceptance hereof, hereby assents and agrees, for definitions of terms, the descriptions of and the nature and extent of the security for the Series 1996-A Notes, the education loan purchase program being financed by the issuance of the Series 1996-A Notes, the revenues and other assets pledged to the payment of the principal of and interest on the Series 1996-A Notes, the nature and extent and manner of enforcement of the pledge, the conditions upon which the Indenture may be amended or supplemented with or without the consent of the registered owners of the Series 1996-A Notes, the rights and remedies of the registered owners of the Series 1996-A Notes, including the limitations therein contained upon the right of a registered owner to institute any suit, action or proceeding in equity or at law with respect hereto and thereto, the rights, duties and obligations of the Issuer and the Indenture Trustee thereunder, the terms and provisions upon which the liens, pledges, charges, trusts, security interests, assignments and covenants made therein may be discharged at or prior to the maturity of this Series 1996-A Note, this Series 1996-A Note thereafter no longer being secured by the Indenture or being deemed to be outstanding thereunder, and for the other terms and provisions thereof.

         The unpaid principal amount hereof from time to time outstanding shall bear interest at a variable interest rate determined by the Indenture Trustee and announced to the Issuer, as described in the Indenture. If the Indenture Trustee shall fail or refuse to determine the Note Interest Rate for any Class of Notes on any Rate Determination Date pursuant to the preceding sentence, the
Note Interest Rate most recently determined for any Class of Notes shall remain in effect.

         In no event shall the Note Interest Rate on this Series 1996-A Note exceed 18% per annum.

         The Series 1996-A Notes shall be subject to optional prepayment and mandatory principal distributions prior to the Maturity Date, upon the terms and conditions, at such times and according to such terms as are set forth in the Indenture.

         If an Event of Default as defined in the Indenture shall occur, the principal of and interest on all Notes issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture and the rights and obligations of the Issuer, the Indenture Trustee and the registered owner hereof may be modified or amended in the manner and subject to the conditions set forth in the Indenture.

         In any case where the date fixed for the payment of principal of or interest on this Series 1996-A Note shall not be a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day.

         The Noteholder of this Series 1996-A Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

         This Series 1996-A Note does not represent an obligation of, or an interest in, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee, USA Group Loan Services, Inc., as Servicer or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth herein or in the Basic Documents. In addition, this Series 1996-A Note is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections respecting the Financed Loans, all as more specifically set forth in the Indenture.

         The transfer of this Series 1996-A Note may be registered only upon surrender hereof to the Indenture Trustee together with an assignment duly executed by the registered owner or its attorney or legal representatives in such form as shall be satisfactory to the Indenture Trustee. Upon any such registration of transfer of this Series 1996-A Note and subject to the payment of any fees and charges as provided by the Indenture, the Issuer shall execute and the Indenture Trustee shall authenticate the deliver in exchange for this Series 1996-A Note a new Series 1996-A Note or Notes registered in the name of the transferee, in any denomination or denominations authorized by the Indenture, of the same maturity and in an aggregate principal amount equal to the unpaid principal amount of this Series 1996-A Note and bearing the same interest as this Series 1996-A Note.

         It is hereby certified, recited and declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Series 1996-A Note and the issue of which it is one, have happened, exist and have been performed in regular and due time, form and manner as required by law.

         This Series 1996-A Note shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication and registration hereon endorsed shall have been signed by the Authenticating Agent.

         This Series 1996-A Note shall be governed by, and construed and interpreted in accordance with, the laws of The Commonwealth of Massachusetts.

         Fleet National Bank acts solely as Owner Trustee and not in its individual capacity and no trustee, shareholder, officer, employee or agent of Fleet National Bank shall be held personally liable in connection with the affairs of the Trust.

         IN WITNESS WHEREOF, NELLIE MAE EDUCATION LOAN TRUST has caused this Series 1996-A Note to be executed in its name and on its behalf by the manual or facsimile signature of an Authorized Officer as of the date shown above.

                                         NELLIE MAE EDUCATION LOAN TRUST

                                         By: Fleet National Bank, not in its
                                             individual capacity but solely as
                                             Owner Trustee

Attest:

By:                                      By:
   ---------------------                      ---------------------------------
      Name:                                   Name:
      Title:                                  Title:




                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This Note is one of the Series 1996-A Notes designated in and issued under the provisions of the within mentioned Indenture.

                                         STATE STREET BANK AND TRUST COMPANY, as
                                         Indenture Trustee



                                       By:
                                          ------------------------
                                                    Responsible Officer




Date of Authentication:  July   , 1996

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OR ASSIGNEE



- -------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



the within Series 1996-A Note, and all rights thereunder, hereby irrevocably constituting and appointing


- -----------------------------------------------Attorney to transfer said Series
1996-A Note on the books of the Note Registrar, with full power of substitution in the premises.


Dated:
                                            -------------------------------*
                                                  Signature Guaranteed:


                                            -------------------------------*



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Series 1996-A Note in every particular, without alteration, enlargement or any change whatever.


                       [END OF FORM OF SERIES 1996-A NOTE]

                        CERTIFICATE AS TO FINANCED LOANS

State Street Bank and Trust Company, as Indenture Trustee under the Trust Indenture identified below
Corporate Trust Division

         Re:      Nellie Mae Education Loan Trust Asset-Backed Notes, Series
                  1996-A

         This Certificate as to the Financed Loans is submitted pursuant to the provisions of Section 4.3 of the Master Trust Indenture dated as of June 1, 1996 (the "Indenture") between Nellie Mae Education Loan Trust (the "Trust") and State Street Bank and Trust Company, as Indenture Trustee and Section 4.2 of the First Terms Supplement between the Trust and the Indenture Trustee dated as of June 1, 1996. All capitalized terms used in this certificate and not otherwise defined are used herein as defined in the Indenture.

         In your capacity as Indenture Trustee, you are hereby authorized and requested to disburse to the Trust the sum of $66,397,718 in connection with the financing or refinancing of Financed Loans. With respect to such financing or refinancing, the Trust hereby certifies as follows:

         1. Each Financed Loan is a Loan authorized by the Indenture to be so financed or refinanced.

         2. You have been provided with evidence that Uniform Commercial Code financing statements with respect to the Financed Loans have been or will be promptly filed in such place or places required to perfect the security interest of the Indenture Trustee in the Financed Loans.

         3. The Custodian, as agent for the Indenture Trustee pursuant to the Custody Agreement, has possession of the promissory notes evidencing the Financed Loans.

         4. The Guaranty Agreements are in effect with respect to certain Financed Loans, and the Trust is not in default in the performance of any of its covenants and agreements made in the Guaranty Agreements, and, to the best of its knowledge, neither Guarantor is in default under any of its covenants and agreements made in the applicable Guaranty Agreement.

         5. The undersigned, as an Authorized Officer of the Trust, is authorized to sign and submit this Certificate on behalf of the Trust.

         WITNESS my hand this 12th day of July 12, 1996.

                                     NELLIE MAE EDUCATION LOAN TRUST

                                     By: Fleet National Bank,
                                     not in its individual capacity but solely
                                     as Owner Trustee


                                       By:
                                           ---------------------------------
                                           Name:


                                       B-1